UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

Sono-Tek Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.
Item 2.01: Completion of Acquisition or Disposal of Assets.

On December 17, 2010, Sono-Tek Corporation, through a newly formed, wholly-owned subsidiary purchased the Milton Industrial Park pursuant to an agreement with Jean K. Woodward of Marlboro, NY.  The Milton Industrial Park, located in Milton, NY, is an improved 3.13 acre parcel of land comprised of five buildings of office/industrial space, with 50,000 square feet of gross leasable floor area.  Sono-Tek’s executive offices and manufacturing facilities are housed in the acquired property.

The purchase price for the Milton Industrial Park was $2,500,000. Sono-Tek paid $400,000 of the purchase price in cash at closing and delivered a promissory note in the amount of $2,100,000 to the seller for the balance of the purchase price.  The promissory note is payable over 20 years, accrues interest at the rate of 5.5% per annum and is secured by a mortgage on the Milton Industrial Park.

Item 2.02 Results of Operations and Financial Condition
Item 7.01: Regulation FD Disclosure.

On December 17, 2010, Sono-Tek Corporation issued a press release regarding the purchase of the Milton Industrial Park and certain financial information, in the form attached as exhibit 99.1

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release dated December 17, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By:	/s/ Stephen J. Bagley
Stephen J. Bagley
Chief Financial Officer

December 17, 2010